Pricing Supplement No. 149L Dated July 22, 2003	Rule 424(b)(2)

(To Prospectus dated October 31, 2001 and	File No. 333-71876

Prospectus Supplement dated November 9, 2001)	CUSIP #: 46623E BK4

J.P. MORGAN CHASE & CO.

☒	Senior Medium-Term Notes, Series C

      Due From Nine Months to Thirty Years from Date of Issue

☐   Subordinated Medium Term Notes, Series A

      Due From Nine Months to Thirty Years from Date of Issue

Principal Amount:	$125,000,000

Issue Price	100%

Commission or Discount:	$ 187,500

Proceeds to Company	$124,812,500

Agents	Principal Amount
To be Purchased

J.P. MORGAN SECURITIES INC.	$122,500,000

Sandler O’Neill & Partners, L.P.	$ 1,250,000

Suntrust Capital Markets, Inc.	$ 1,250,000

Agents’ Capacity:	☐ As agent	☒ As principal
if as principal

☐	The Notes are being offered at varying prices relating to prevailing market prices at the time of sale. SEE BELOW

☒	The Notes are being offered at a fixed initial public offering price equal to the Issue Price (as a percentage of Principal Amount).

Original Issue Date:     July 28, 2003

Stated Maturity:           July 28, 2006

Form: ☒     Book-entry            ☐     Certificated

Currency:  U.S. Dollars

☐     Fixed Rate Note:

☒ Floating Rate	CD ☐	Commercial Paper Rate ☐	LIBOR Telerate ☒	LIBOR Reuters ☐

Note:	Treasury Rate ☐	Prime Rate ☐	CMT ☐

Interest Payment Dates:  Quarterly on the 28th or next good business day of October, January, April and July, via modified following business day convention commencing October 28, 2003.

Interest Reset Dates:  The 28th or next good business day of October, January, April and July, via modified following business day convention commencing October 28, 2003.

Index Maturity:  3-month LIBOR

Spread (+/-):  +10 BP

Multiplier:  Not Applicable

Maximum Interest Rate:  Not Applicable
Minimum Interest Rate:  0%
Optional Redemption:  Yes ☐       No ☒